Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Neal Allen, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the annual report on Form 10-K/A for the year ended August 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Dominovas Energy Corporation.

/s/ Neal Allen
Neal Allen President, Treasurer and Director
Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer

Dated: December 15, 2016

A signed original of this written statement required by Section 906 has been provided to Dominovas Energy Corporation and will be retained by Dominovas Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.